                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive Proxy Statement.

[ ]  Definitive Additional Materials.

[ ]  Soliciting Material Pursuant to Section 240.14a-12.

                            WEST POINTE BANCORP, INC.
                (Name of Registrant as Specified in its Charter)
   __________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     [WEST POINTE BANCORP, INC. LETTERHEAD]

                                                                  MARCH 29, 2006

To the Shareholders:

We are pleased to enclose the Notice of Annual Meeting of Shareholders, along with the Proxy Statement and Proxy for our Annual Meeting to be held on Wednesday, April 19, 2006 at 9:30 a.m. at St. Clair Country Club, South 78th Street, Belleville, Illinois. We have also enclosed our 2005 Annual Report which contains audited consolidated financial statements for West Pointe Bancorp, Inc. and its subsidiary, West Pointe Bank And Trust Company. The Notice of the Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of West Pointe will be present to respond to any questions the shareholders may have.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY CARD.

The Board of Directors recommends that you vote "FOR" the directors nominated by the Board of Directors as outlined in the Notice and the Proxy Statement.

We look forward to seeing you at the meeting.

Cordially,


/s/ Harry E. Cruncleton                 /s/ Terry W. Schaefer
-------------------------------------   ----------------------------------------
Chairman of the Board                   President and Chief Executive Officer

                               [WEST POINTE LOGO]

                                                           5701 West Main Street
                                                      Belleville, Illinois 62226

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
APRIL 19, 2006

You are invited, as a shareholder of West Pointe Bancorp, Inc., an Illinois corporation (the "Company" or "West Pointe"), to be present or represented by proxy at the Annual Meeting of Shareholders to be held at St. Clair Country Club, South 78th Street, Belleville, Illinois, on Wednesday, April 19, 2006 at 9:30 a.m. for the following purposes:

     1.   To elect three directors of the Company for three-year terms; and

     2. To transact such other business as may properly come before the meeting.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Shareholders of the Company of record at the close of business on March 1, 2006 are entitled to vote at the Annual Meeting of Shareholders and any and all adjournments thereof. The Company will make available an alphabetical list of shareholders entitled to vote at the Annual Meeting for examination by any shareholder. The shareholder list will be available for inspection, during ordinary business hours, at West Pointe Bank And Trust Company, 5701 West Main Street, Belleville, Illinois from April 3, 2006 until the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                        By Order of the Board of Directors


                                        /s/ J. E. Cruncleton
                                        ----------------------------------------
                                        J. E. CRUNCLETON
                                        Corporate Secretary

Belleville, Illinois
March 29, 2006

                            WEST POINTE BANCORP, INC.

           PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
                QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Q. WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. The person you appoint as your proxy will then vote your shares as you have instructed. This proxy statement and the enclosed form of proxy will be mailed together to our shareholders on or about March 29, 2006.

Q. WHEN AND WHERE IS THE ANNUAL MEETING?

We will be holding the Annual Meeting of Shareholders of West Pointe Bancorp, Inc. on Wednesday, April 19, 2006 at 9:30 a.m., at St. Clair Country Club, South 78th Street, Belleville, Illinois.

Q. WHAT AM I BEING ASKED TO VOTE ON AT THE MEETING?

We are asking our shareholders to elect three directors.

Q. ON WHAT AM I VOTING?

Three directors will be elected at this year's Annual Meeting to serve three-year terms. The Board has nominated Messrs. Schaefer, Szewczyk and Weeke, whose current terms as directors will expire at our Annual Meeting. Messrs. Schaefer, Szewczyk and Weeke have consented to serve for a new term. If any nominee should be unable to serve as a director, which we do not expect, proxies granting discretionary authority may be voted for any other person the Board nominates, unless the Board reduces the number of directors.

Q. HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE IN THE ELECTION OF
DIRECTORS?

The Board of Directors recommends that you vote "FOR" all of the nominees for director.

Q. WHO IS ENTITLED TO VOTE AT THE MEETING?

You are entitled to vote at the meeting if you owned shares as of the closing of business on March 1, 2006, the record date for the meeting. On March 1, 2006, there were 1,026,013 shares of our common stock outstanding. Except for shares owned by the Company, each share of common stock, $1.00 par value, of the Company, outstanding on such record date will be entitled to one vote.

Q. WHAT VOTE OF THE SHAREHOLDERS IS NEEDED TO ELECT DIRECTORS?

Each share of common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A majority of votes of the shares entitled to vote on a matter shall constitute a quorum. Proxies marked as abstentions or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present. If a quorum is present, the affirmative vote of the majority of the votes cast on a matter shall be the act of the shareholders. For purposes of determining the outcome of the vote, an instruction to abstain from voting on a proposal will not affect the voting on a matter.

Q. WHAT DO I NEED TO DO NOW?

You should carefully read this proxy statement and then complete, sign, date and promptly return the accompanying proxy. We have provided a self-addressed postage paid envelope for your convenience. Unless you indicate to the contrary, the persons named in the accompanying proxy will vote your properly completed proxy for the election as directors of the nominees named below.

Q. WHAT HAPPENS IF I SIGN, DATE AND RETURN THE PROXY BUT FORGET TO INDICATE HOW I WANT MY SHARES OF COMMON STOCK VOTED?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors.

Q. CAN I STILL ATTEND THE ANNUAL MEETING IF I GIVE MY PROXY?

Yes.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY?

Yes. There are three ways that you may withdraw your proxy at any time before the vote at the meeting takes place: (1) you may return to the Corporate Secretary of the Company another duly executed and signed proxy bearing a later date; (2) you may deliver a written revocation of your proxy to the Corporate Secretary of the Company; or (3) you may attend the meeting, or any adjournment or postponement thereof, in person and vote your shares of common stock covered by the proxy. You should note that if you rely on the third option, simply attending the meeting will not revoke your proxy. The mailing address for the Corporate Secretary at the Company's principal executive offices is: 5701 West Main Street, Belleville, Illinois 62226.

Q. ARE THERE OTHER MATTERS TO BE ACTED ON AT THE ANNUAL MEETING?

Under the Company's Bylaws, no nominations or other business could properly be brought before the Annual Meeting by a shareholder unless the shareholder had given notice of their intention to do so by November 30, 2005. Since no notice was received by the Company by that date, no shareholder proposals will be considered at the Annual Meeting. The Company does not intend to submit any other matters to the shareholders for a vote. However, if a vote is taken on any procedural or other matter at the Annual Meeting, the shares represented by proxy will be voted in accordance with the judgment of the person or person holding those proxies. In addition, the Company's Bylaws also provide that the Board shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate.

ELECTION OF DIRECTORS

Under the Company's Articles of Incorporation, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time, by the Bylaws or by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at eight members. The Board of Directors is divided into three classes. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. Each member of the Board of Directors serves a three-year term, each to hold office until the Annual Meeting to be held in which that class is elected or until a successor is elected and has qualified or until the earlier of death, resignation or removal.

The shareholders are asked to elect Terry W. Schaefer, Edward J. Szewczyk, M.D. and Wayne W. Weeke to additional three-year terms ending with the 2009 Annual Meeting or until a successor is elected and has qualified or until the earlier of death, resignation or removal. Each nominee is currently a director. The affirmative vote of the majority of the votes cast is necessary to elect a director. Our Articles of Incorporation do not allow cumulative voting. Directors of the Bank are separately elected to one-year terms by West Pointe.

Although we are not listed on NASDAQ, all of the current directors are independent under the current listing standards of the NASDAQ Stock Market, Inc., except for Mr. Cruncleton and Mr. Schaefer. Messrs. Cruncleton and Schaefer are not independent because they are executive officers of the Company and because Mr. Schaefer is the son-in-law of Mr. Cruncleton.

INFORMATION ABOUT WEST POINTE'S BOARD OF DIRECTORS

At this time, the Board knows of no reason why any nominee might be or will be unable to stand for election, but should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board. The ages, principal occupations, directorships held and other information as of February 14, 2006 with respect to the nominees and directors whose terms will continue after the Annual Meeting are shown below. Unless otherwise indicated, each position was with West Pointe.

TERRY W. SCHAEFER - to be elected for a term expiring in 2009
Age:                          59
Director since:               1997
Principal occupation/recent   Mr. Schaefer has served as a Director of the
business experience:          Company and the Bank since their respective
                              formations in 1997 and 1990. Mr. Schaefer's
                              principal occupation has been as the President and
                              Chief Executive Officer of the Company since 1997
                              and the Bank since 1990. Prior to that, Mr.
                              Schaefer held various positions with Magna Bank of
                              Belleville from 1971 until 1990. Mr. Schaefer is
                              the son-in-law of Mr. Cruncleton.

EDWARD J. SZEWCZYK, M.D. - to be elected for a term expiring in 2009
Age:                          77
Director since:               1997
Principal occupation/recent   Dr. Szewczyk has served as a Director of the
business experience:          Company and the Bank since their respective
                              formations in 1997 and 1990. Dr. Szewczyk's
                              principal occupation has been as a Medical Doctor
                              in private practice specializing in ophthalmology
                              since 1955. Dr. Szewczyk was a Director of Magna
                              Bank of Belleville from 1975 until 1990.

WAYNE W. WEEKE - to be elected for a term expiring in 2009
Age:                          70
Director since:               1997
Principal occupation/recent   Mr. Weeke has served as a Director of the Company
business experience:          and the Bank since their respective formations in
                              1997 and 1990. Mr. Weeke is the retired President
                              of Weeke Wholesale, a distributor of candies,
                              tobacco and sundries, from 1962 until 2000. Mr.
                              Weeke was a Director of Magna Bank of Belleville
                              from 1975 until 1990.

DAVID G. EMBRY - continuing in office - term expiring in 2008
Age:                          46
Director since:               1997
Principal occupation/recent   Mr. Embry has been a Director of the Company since
business experience:          its formation in 1997 and has been a Director of
                              the Bank since 1993. Mr. Embry's principal
                              occupation is as the President of C-Mac, Inc. and
                              as an operator of McDonald's restaurants since
                              1978. Mr. Embry was the Vice-President and
                              Director of Operations of C-Mac, Inc., from 1985
                              until 1993 and had various other involvement in
                              these restaurants from 1982 through 1985. Mr.
                              Embry was the President of EmbryAir, Inc., an air
                              charter company, from 1979 until 1982.

JACK B. HAYDON - continuing in office - term expiring in 2008
Age:                          70
Director since:               1997
Principal occupation/recent   Mr. Haydon has been a Director of the Company and
business experience:          the Bank since their respective formations in 1997
                              and 1990. Mr. Haydon's principal occupation is as
                              the President of Reese Construction Company, which
                              specializes in road paving, a position he has held
                              since 1970. Since 1961, Mr. Haydon has been
                              involved in the construction business. Mr. Haydon
                              served as a Director of Magna Bank of Fairview
                              Heights from 1982 to 1986 and as a Director of
                              Magna Bank of Belleville from 1986 to 1990.

CHARLES G. KURRUS, III - continuing in office - term expiring in 2008
Age:                          71
Director since:               1997
Principal occupation/recent   Mr. Kurrus has served as a Director of the Company
business experience:          and the Bank since their respective formations in
                              1997 and 1990. Mr. Kurrus' principal occupation is
                              as the President of Kurrus Funeral Home of
                              Belleville, Illinois, a position which he has had
                              since 1972. Prior to joining the Company and the
                              Bank, Mr. Kurrus was a Director of Mark Twain Bank
                              of Belleville until 1987 and a Director of Magna
                              Bank of Belleville from 1987 until 1990.

HARRY E. CRUNCLETON - continuing in office - term expiring 2007
Age:                          81
Director since:               1997
Principal occupation/recent   Mr. Cruncleton has served as a Director of the
business experience:          Company and the Bank since their respective
                              formations in 1997 and 1990. Mr. Cruncleton's
                              principal occupation has been as the Chairman of
                              the Board of Directors of the Company since 1997
                              and the Chairman of the Board of Directors of the
                              Bank since 1990. Prior to that, Mr. Cruncleton
                              held various positions with Magna Bank of
                              Belleville from 1971 until 1989 and served as the
                              Vice Chairman of Magna Group, Inc., a bank holding
                              company, from 1982 until 1989.

WILLIAM C. ALLISON - continuing in office - term expiring 2007
Age:                          63
Director since:               1997
Principal occupation/recent   Mr. Allison has served as a Director of the
business experience:          Company and the Bank since their respective
                              formations in 1997 and 1990. Mr. Allison is a
                              C.P.A. and the Retired Managing Partner of Allison
                              Knapp & Siekmann, Ltd., an accounting firm, from
                              1965 until 1996. Mr. Allison also served as a
                              Director of Magna Bank of Belleville from 1986
                              until 1990.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Persons and groups beneficially owning more than 5% of the common stock of the Company are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Information is set forth below, as of February 28, 2006, regarding beneficial ownership of common stock of the Company, to the extent known to the Company, by (i) each beneficial owner of more than 5% of the outstanding shares of common stock of the Company; (ii) each person who is a director or nominee;
(iii) each named executive officer in the Summary Compensation Table on page 14; and (iv) all directors and named executive officers as a group. The business address of each person listed is 5701 West Main Street, Belleville, Illinois 62226. Except as otherwise noted, each person has sole voting and investment power over the shares.

                                               Amount and Nature of     Percent
                   Name                      Beneficial Ownership(1)   of Class
                   ----                      -----------------------   --------
Terry W. Schaefer(2)                                  60,102              5.70
Harry E. Cruncleton(3)                                54,930              5.21
William C. Allison(4)                                 25,287              2.44
David G. Embry(5)                                     67,764              6.54
Jack B. Haydon(6)                                     25,882              2.50
Charles G. Kurrus, III(7)                             30,119              2.91
Edward J. Szewczyk(8)                                 36,172              3.49
Wayne W. Weeke(9)                                     42,249              4.08
Bruce A. Bone(10)                                      8,498               .82
Bonnie M. Hettenhausen(11)                             1,955               .19
Anthony T. Holdener, Jr.(12)                             300               .03
All directors and named executive officers
   as a group (11 persons)(13)                       353,258             30.35

----------
(1) The SEC deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated include shares granted under the West Pointe Bancorp, Inc. 1998 Stock Option Plan. The shares underlying options cannot be voted.

(2) Includes 11,054 shares over which Mr. Schaefer has sole beneficial ownership, 19,364 shares over which Mr. Schaefer has shared beneficial ownership and options to purchase 29,684 shares.

(3) Includes 25,246 shares over which Mr. Cruncleton has shared beneficial ownership and options to purchase 29,684 shares.

(4) Includes 7,213 shares over which Mr. Allison has sole beneficial ownership, 6,158 shares over which Mr. Allison has shared beneficial ownership and options to purchase 11,916 shares.

(5) Includes 55,848 shares over which Mr. Embry has sole beneficial ownership and options to purchase 11,916 shares.

(6) Includes 200 shares over which Mr. Haydon has sole beneficial ownership, 13,766 shares over which Mr. Haydon has shared beneficial ownership and options to purchase 11,916 shares.

(7) Includes 16,953 shares over which Mr. Kurrus has sole beneficial ownership, 1,250 shares over which Mr. Kurrus has shared beneficial ownership and options to purchase 11,916 shares.

(8) Includes 24,256 shares over which Dr. Szewczyk has sole beneficial ownership and options to purchase 11,916 shares.

(9) Includes 24,419 shares over which Mr. Weeke has sole beneficial ownership, 5,914 shares over which Mr. Weeke has shared beneficial ownership and options to purchase 11,916 shares.

(10) Includes 664 shares over which Mr. Bone has sole beneficial ownership and options to purchase 7,834 shares.

(11) Includes 692 shares over which Ms. Hettenhausen has sole beneficial ownership, 363 shares over which Ms. Hettenhausen has shared beneficial ownership and options to purchase 900 shares.

(12) Includes options to purchase 300 shares.

COMPENSATION OF DIRECTORS

During 2005 and 2004, our non-employee directors were paid fees of $850 per month and our employee directors are paid fees of $650 per month. All of these directors fees are held under the Bank's optional fee deferral plan. During 2005, directors were also paid fees of $100 per committee meeting attended. Effective January 1, 2006, directors are paid fees of $200 per committee meeting attended. Committee fees are also held under the Bank's optional fee deferral plan. Directors electing to defer fees under the optional plan are paid interest on such amounts at the rate of 6%. In addition, all of our directors are also paid $125 per year which is not subject to the deferral plan.

We also offer to pay medical and dental insurance premiums for our directors and certain members of their families. Two directors, Messrs. Allison and Weeke, have each accepted payments for such premiums in the amount of $9,092 in 2005.

There are no arrangements or understandings among any of the directors, executive officers, or any other persons pursuant to which any of the Company's directors or executive officers have been selected for their respective positions.

CODE OF ETHICS POLICY

The Bank has adopted a Chief Executive Officer and Chief Financial Officer Code of Ethics Policy (the "Code of Ethics") that is designed to ensure that the Bank's senior officers (as defined in the Code of Ethics) meet the highest standards of ethical conduct. The Code of Ethics requires, among other things, that the Bank's senior officers avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Bank's best interest. Under the terms of the Code of Ethics, senior officers are required to report any conduct that they believe in good faith to be an actual or apparent violation of the financial code of conduct established by the Code of Ethics. The Code of Ethics is available at our website, www.westpointebank.com.

BOARD MEETINGS AND COMMITTEES

During 2005, the Board of Directors met 24 times. All incumbent directors attended 75% or more of the aggregate of the meetings of the Board and Board committees on which they served during the period they held office in 2005. We encourage our entire Board of Directors to attend our Annual Meeting, but we do not have a specific policy requiring attendance. All eight directors attended our 2005 Annual Meeting.

Our Board of Directors has appointed a number of committees, including but not limited to, an executive committee and an audit committee. The membership and function of the executive committee and audit committee are described below.

Our entire Board of Directors acts on compensation matters, with officers excusing themselves when their compensation is at issue, and therefore we do not have a separate compensation committee. As a result, there is no written charter for the compensation committee.

----------
(13) Includes 141,299 shares over which the named executive officers and directors as a group have sole beneficial ownership, 72,061 shares over which the named executive officers and directors as a group have shared beneficial ownership and options to purchase 139,898 shares.

Our entire Board of Directors acts on nominations for directors, and therefore we do not have a separate nominating committee. As a result, there is no written charter for the nominating committee. The Board of Directors believes it is appropriate for the Company not to have a standing nominating committee because six of the eight members of the Board of Directors are independent, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Board of Directors believes that, given that such a high percentage of the directors are independent, allowing the full Board of Directors to act as a nominating committee does not permit the management directors to exercise undue control over the director nomination process. Moreover, the Board of Directors believes that all of the directors have significant expertise in the operations and needs of the Company and its Board of Directors, and have valuable insights to offer regarding the value that qualified directors can bring to the Company and whether at any given time there might be any needs the Board of Directors may have that are not being adequately served by the then current Board of Directors. Consequently, the Board of Directors believes the Company and its shareholders would be best served by having all directors participate in the deliberative process of choosing nominees for director of the Company.

In searching for qualified candidates to fill vacancies on the Board of Directors, the Board solicits its current directors for the names of potential qualified candidates. In its deliberations, the Board of Directors, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in the community, civic and business affairs. Any nominee recommended by the Board of Directors, acting as a nominating committee, must be highly qualified with regard to some or all of the attributes listed in the preceding sentence. However, the Board of Directors, acting as the nominating committee, has not established any minimum qualifications or special skills that must be met by a nominee recommended by the Board of Directors.

The Board of Directors, acting as the nominating committee, will accept recommendations for nominees to the Board of Directors from shareholders. In the event that a shareholder has submitted a proposed nominee, the Board would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner and on the same basis in which the Board of Directors, acting as the nominating committee, would evaluate nominees for director recommended by the Board. The Board may consider candidates recommended by shareholders at any time. Shareholders should provide the same information regarding a candidate as required under our Articles of Incorporation to nominate a director. However, for the Board to consider a candidate recommended by a shareholder for a Board vacancy to be filled at the next Annual Meeting, the shareholder must comply with the same notice and other procedures set forth in our Articles of Incorporation for nominating directors. See "General Information."

EXECUTIVE COMMITTEE

     Board Members: Messrs. Cruncleton, Kurrus III, Schaefer, Szewczyk and
     Weeke.

Our executive committee has the powers of our Board of Directors in directing the management of our business and affairs in the intervals between meetings of our Board of Directors (except for certain matters otherwise delegated by our Board of Directors, or which are reserved for our entire Board of Directors by our Articles of Incorporation, our Bylaws or by statute). The executive committee did not meet in 2005. Mr. Bruce Bone, our Executive Vice President &

Chief Financial Officer, also participates in meetings of the executive committee as a non-voting advisor. Members of the executive committee were appointed in April and November of 2005. In April 2005, Messrs. Allison, Cruncleton, Embry, Haydon and Schaefer were appointed as members of the executive committee and served until the current executive committee members were appointed in November of 2005.

AUDIT COMMITTEE

     Board Members: Messrs. Allison, Embry, Haydon, Kurrus III, Szewczyk and Weeke.

Our audit committee assists our Board of Directors in fulfilling its responsibilities to oversee our accounting, auditing and financial reporting practices, internal control policies and procedures and corporate compliance policies. The audit committee also has the responsibility to examine and approve the audit report prepared by the independent registered public accounting firm of the Company and to review and recommend the independent registered public accounting firm to be engaged by the Company. The audit committee operates pursuant to a written charter, which was adopted by the Board of Directors on February 25, 2004. The charter was attached as an appendix to the proxy statement relating to the 2004 Annual Meeting of Shareholders.

The audit committee met six times during 2005 to examine and approve the audit report prepared by the independent registered public accounting firm, to review and recommend the independent registered public accounting firm of the Company and to review the accounting, auditing and financial reporting practices, internal control policies and procedures and corporate compliance policies. Audit committee members are appointed in April of each year. The six members of the audit committee are "independent," as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Company has determined that one member of the audit committee, Mr. Allison, qualifies as a "financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"). Additionally, all six members of the audit committee are "independent" as such term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares, for the period beginning on June 27, 2000, the date the Company became a reporting company under the Exchange Act, through the end of 2005, total shareholder return on the Company's common stock (assuming reinvestment of dividends) with the cumulative total return of the NASDAQ Market, a broad-based market index, and the cumulative total return of the SNL Banks Under $500M in Assets Index, a published industry or line-of-business index. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of our common stock.

                            TOTAL RETURN PERFORMANCE

                               (PERFOMANCE GRAPH)

                                                     PERIOD ENDING
                            ---------------------------------------------------------------
          INDEX             12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
          -----             --------   --------   --------   --------   --------   --------
West Pointe Bancorp, Inc.    100.00     114.04     133.10     150.35     167.92     187.26
NASDAQ Composite             100.00      79.18      54.44      82.09      89.59      91.54
SNL <$500M Bank Index        100.00     138.33     177.16     141.43     298.49     316.04

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company entrusts the design and administration of its executive compensation program to its Board of Directors in lieu of a separate compensation committee. Officers do not participate in the Board's decision as to their specific compensation package.

Executive Compensation Policies

Through the executive compensation program, the Company strives to provide competitive compensation packages to attract, motivate and retain superior talent. These packages are designed to provide both short-term and long-term incentives while increasing shareholder value. The Board of Directors believes its executive compensation program rewards superior performance which results in enhanced shareholder value and greater overall profitability of the Company. The Board of Directors reviews the executive compensation programs of other executives of similar entities who have comparable responsibilities within competitive markets. The Board of Directors also considers various published surveys of compensation in its review. The Board of Directors, acting as the compensation committee, has the following objectives in designing and administering the specific elements of the Company's executive compensation program:

     - To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

     - To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

     - To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

     - To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term shareholder value.

     - To attract and retain top performing executive officers for the long-term success of the Company.

Components of Executive Compensation

In furtherance of these objectives, the Company uses three components to achieve its goals for executive compensation: base salary, discretionary bonuses and stock options granted under the West Pointe Bancorp, Inc. 1998 Stock Option Plan.

Base Salary. The Board of Directors evaluates the base salaries of the executive officers on an annual basis. It considers the experience and performance of the individual executive, the compensation of his or her peers in the industry, the responsibilities and change in responsibilities during the past year of the individual executive, the overall performance of the department under the executive's control and the overall performance of the entire Company. The Board does not have a formula for its determination and the Board considers all factors in making its decision.

Bonuses. The Board of Directors considers bonuses on a discretionary basis at the end of each fiscal year. In its determination, the Board reviews the financial performance of the Company compared to internal trends and selected competitors, the individual executive's performance, performance targets and meeting of such targets and increased shareholder value. Discretionary bonuses for achieving specific performance goals during the year are paid during the next fiscal year. The Company pays additional discretionary bonuses to all of its officers and employees during December of each fiscal year.

Stock Options. The Company grants its executive officers stock options under the West Pointe Bancorp, Inc. 1998 Stock Option Plan. This plan is designed to attract and retain key executives and provide performance-related incentives to achieve longer-range performance goals. This plan allows executives to participate in the long-term growth and financial success of the Company and further align executives with the interests of the shareholders. While rewarding the executives, this plan serves the Company's goal to achieve sustained shareholder value.

The Board considers many of the same factors in its grant of options as it does in determining the base salary and bonuses. It reviews the scope of the executive's responsibility and the effect of the individual's performance on the Company's overall performance. The Board also reviews the prior award levels, total award of options to date of the individual executive and all of the executives and the options granted relative to the number of outstanding shares. The number of options granted are based on the discretion of the Board. The range generally varies based on the executive's position and responsibility. In 2005, the Company awarded stock options to seven executive officers.

Compensation of Chief Executive Officer

In 2005, Terry W. Schaefer received a base salary of $234,000 and discretionary bonuses of $39,500. In setting Mr. Schaefer's compensation, the Board considered the overall profitability and prospects of the Company and the salaries, bonuses and stock option awards of chief executive officers at similarly-situated institutions, with particular focus on the level of compensation paid to chief executive officers of mid-size depository institutions primarily in the Midwest region of the United States. The Board also considered Mr. Schaefer's individual contributions, performance during the past fiscal year and prior performance related to the growth of the Company. In setting Mr. Schaefer's compensation, the Board did not assign weights or rankings to any single performance factor, but instead made subjective determinations based on all the factors described above. Under Mr. Schaefer's leadership the Company continues to have good long term prospects. The Board believes that Mr. Schaefer's compensation level is generally competitive with the average salary paid to executives of similar rank and expertise of comparable institutions.

                                                THE BOARD OF DIRECTORS ACTING AS
                                                      THE COMPENSATION COMMITTEE
                                                              William C. Allison
                                                             Harry E. Cruncleton
                                                                  David G. Embry
                                                                  Jack B. Haydon
                                                           Charles G. Kurrus III
                                                               Terry W. Schaefer
                                                              Edward J. Szewczyk
                                                                  Wayne W. Weeke
                                                                January 11, 2006

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation for 2003, 2004 and 2005 of our President and Chief Executive Officer and our next four most highly compensated executives other than our President and Chief Executive Officer at the end of the last completed fiscal year. We refer to these persons as our "named executive officers."

                                                                                LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION            ----------------------------------
                                 --------------------------------------            AWARDS            PAYOUTS
                                                               OTHER      ------------------------   -------
                                                              ANNUAL      RESTRICTED    SECURITIES     LTIP      ALL OTHER
       NAME AND         FISCAL                             COMPENSATION      STOCK     UNDER LYING   PAYOUTS   COMPENSATION
  PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)(1)      ($)(2)      AWARDS ($)   OPTIONS (#)     ($)      ($) (3)(4)
---------------------   ------   ---------   -----------   ------------   ----------   -----------   -------   ------------
TERRY W. SCHAEFER        2005     234,000       39,500        24,038          --          4,500         --        10,818
President, Chief         2004     224,000       42,667        22,205          --          5,000         --        10,141
Executive Officer &      2003     214,000       50,833        20,231          --          5,000         --         9,586
Director

HARRY E. CRUNCLETON      2005     178,000       34,833        24,507          --          4,500         --        46,798
Chairman of the Board    2004     168,000       38,000        22,826          --          5,000         --        46,798
                         2003     158,000       46,167        20,899          --          5,000         --        46,798

BRUCE A. BONE            2005     131,500       20,958            --          --          3,500         --         4,351
Executive Vice Pres.     2004     118,231       20,333            --          --          2,500         --         3,937
& Chief Financial        2003     104,000       20,667            --          --          2,000         --         3,441
Officer

ANTHONY T. HOLDENER,     2005     115,000       14,583            --          --          1,500         --         3,294
JR.*
Senior Vice President
of the Bank

BONNIE M                 2005      96,000       13,000            --          --          1,500         --         3,216
HETTENHAUSEN*
Senior Vice President
of the Bank

(1)  For 2005, includes incentive bonuses of $20,000, $20,000, $10,000, $5,000 and $5,000 to Mssrs. Schaefer, Cruncleton, Bone and Holdener and Ms. Hettenhausen, respectively. For 2004, includes incentive bonuses of $24,000, $24,000, $10,000 and $3,000 paid in January 2005 to Mssrs.
     Schaefer, Cruncleton and Bone, respectively. For 2003, includes incentive bonuses of $33,000, $33,000 and $12,000 paid in January 2003 to Mssrs. Schaefer, Cruncleton, and Bone, respectively.

(2) Includes director's fees for Mr. Schaefer of $11,225, $11,225 and $10,925 for 2005, 2004 and 2003, respectively; director's fees for Mr. Cruncleton of $11,525, $11,725 and $11,525 for 2005, 2004 and 2003, respectively; and
     interest on deferred director's fees of $12,813, $10,980 and $9,306 for Mr. Schaefer, and $12,982, $11,101 and $9,374 for Mr. Cruncleton, for 2005, 2004 and 2003, respectively. Applicable regulations set reporting thresholds for certain non-cash compensation if the aggregate amount is in excess of the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers. The dollar value of such non-cash compensation for each of the named executive officers was less than the reporting thresholds.

(3) For Mr. Schaefer, the amount includes (i) imputed income on various bank-owned life insurance policies associated with his split dollar agreement of $1,421, $1,394 and $1,353 for 2005, 2004 and 2003,
     respectively; (ii) the value of insurance premiums paid by the Company on behalf of Mr. Schaefer of $4,097, $4,097 and $3,045 for 2005, 2004 and 2003, respectively; and (iii) the imputed income on a split-dollar life insurance policy for the benefit of the Company and Mr. Schaefer of $163 for 2003. See "Certain Agreements" herein. For Mr. Cruncleton, includes $45,785, $45,785 and $45,785, the value of insurance premiums connected with his split dollar agreement paid by the Company on his behalf for 2005, 2004 and 2003, respectively. For Mr. Bone, the amount includes $248, $230 and $213 for 2005, 2004 and 2003, respectively, in imputed income on a certain bank-owned life insurance policy associated with his split dollar agreement. For Mr. Holdener, the amount includes $702 for 2005 in imputed income on a certain bank-owned life insurance policy associated with his split dollar agreement. For Ms. Hettenhausen, the amount includes $210 for 2005 in imputed income on a certain bank-owned life insurance policy associated with her split dollar agreement.

(4) Also includes amounts the Company matches to our 401(k) savings plan as follows: Mr. Schaefer, $5,300, $4,650 and $5,025 for 2005, 2004 and 2003,
     respectively; Mr. Cruncleton, $1,013, $1,013 and $1,013 for 2005, 2004 and 2003, respectively; Mr. Bone, $4,103, $3,707 and $3,228 for 2005, 2004 and
     2003, respectively; Mr. Holdener, $2,592 for 2005; and Ms. Hettenhausen, $3,006 for 2005.

* The named executive officer's compensation did not meet the reporting requirement threshold for 2004 or 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding grants of stock options made during the last completed fiscal year to each of our named executive officers.

                                           INDIVIDUAL GRANTS (1)                     POTENTIAL REALIZABLE
                          ------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                           NUMBER OF      PERCENT OF                                 RATES OF STOCK PRICE
                          SECURITIES    TOTAL OPTIONS                               APPRECIATION FOR STOCK
                          UNDERLYING      GRANTED TO    EXERCISE OF                     PRICE TERM (3)
                            OPTIONS      EMPLOYEES IN    BASE PRICE   EXPIRATION   -----------------------
NAME                      GRANTED (#)    FISCAL YEAR     ($/SH) (2)      DATE          5% ($)   10% ($)
----                      -----------   -------------   -----------   ----------      -------   -------
Terry W. Schaefer            4,500          15.3%          43.75        1/12/15       123,795   313,785
Harry E. Cruncleton          4,500          15.3%          43.75        1/12/15       123,795   313,785
Bruce A. Bone                3,500          11.9%          43.75        1/12/15        96,285   244,055
Anthony T. Holdener, Jr.     1,500           5.1%          43.75        1/12/15        41,265   104,595
Bonnie M. Hettenhausen       1,500           5.1%          43.75        1/12/15        41,265   104,595

(1) The options were granted at 100% of the market price at the date of the grant under the West Pointe Bancorp, Inc. 1998 Stock Option Plan and are incentive stock options for these officers. The Board of Directors determines which employees will receive stock options under the plan. The options generally vest in 20% increments annually on the anniversary of the date of grant. The term of these options do not exceed 10 years and may be exercisable within a shorter period of time as a result of a participant's death or termination of service. The options will become fully vested and immediately exercisable if the Company undergoes a change of control, which is generally defined to include: (i) a third party purchase of the Company's common stock pursuant to a tender or exchange offer, (ii) an instance where any person becomes the beneficial owner of 25% or more of our combined voting securities, (iii) the membership of the Board of Directors changes as a result of a contested election in any two-year period such that the directors at the beginning of the two-year period do not constitute a majority of the directors at the end of such period or
     (iv) the shareholders approve a merger, consolidation, sale or disposition of all or substantially all of the assets of the Company or the Bank. If any of the above events occur, the Board will determine the effective date of the change of control.

(2) The participants are allowed to pay the exercise price in cash, by delivering shares of our common stock or by any other method designated by the Board of Directors or a committee appointed by the Board.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast future appreciation, if any, of our stock price. The dollar amounts reflect an assumed annualized growth rate, as indicated, in the market value of our common stock from the date of grant to the end of the option term. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volative factors. Our stock is not listed or traded on any exchange or market.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding stock options held by our named executive officers.

                            SHARES                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           ACQUIRED                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                              ON        VALUE      OPTIONS AT FY-END (#)(1)         FY-END ($) (2)(3)
                           EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                          (#)        ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       --------   --------   -----------   -------------   -----------   -------------
Terry W. Schaefer              0          0         29,684         9,816         598,771         86,134
Harry E. Cruncleton            0          0         29,684         9,816         598,771         86,134
Bruce A. Bone                  0          0          7,834         5,666         121,596         44,122
Anthony T. Holdener, Jr.       0          0            300          1200           1,275          5,100
Bonnie M. Hettenhausen         0          0            900          2100           6,225         12,525

(1) The options were granted at 100% of the market price at the date of grant under the West Pointe Bancorp, Inc. 1998 Stock Option Plan. For more details about the terms of these options, see footnote (1) to the table above entitled "Option Grants in Last Fiscal Year."

(2) The participants are allowed to pay the exercise price in cash, by delivering shares of our common stock or by any other method designated by the Board of Directors or a committee appointed by the Board.

(3) The values represent the difference between the exercise price of the options and the market price of the Company's common stock at fiscal year-end.

CERTAIN AGREEMENTS

Agreements with Mr. Cruncleton

Effective January 12, 2000, the Bank entered into an employment agreement with Harry E. Cruncleton. On March 22, 2006, the Bank entered into an amended and restated employment, consulting and non-competition agreement with Mr. Cruncleton. The agreement, as amended and restated, provides that Mr. Cruncleton will be paid an annual base salary to be mutually agreed upon by Mr. Cruncleton and the Bank. The employment agreement provides that during his employment and for 10 years thereafter, Mr. Cruncleton will not engage in competition with the Bank, divert any client from the Bank or solicit a Bank employee or otherwise engage in conduct adverse to the Bank. Mr. Cruncleton agreed to make himself available to provide consulting services to the Bank for 10 years following his termination of employment. In consideration, the Bank will pay Mr. Cruncleton each year for a period of 10 years following his termination of employment the greater of (i) an amount equal to 50% of Mr. Cruncleton's annual base salary for the calendar year ending prior to the date of termination of employment, or (ii) an amount equal to 50% of Mr. Cruncleton's annual base salary as of the date of termination of employment. In the event of Mr. Cruncleton's death during his employment or following termination of employment, the Bank will pay Mr. Cruncleton's wife the aforementioned payments until the earlier of (i) her death or (ii) the tenth anniversary of the commencement of such payments.

Effective January 12, 2000, the Bank entered into a split dollar insurance agreement with Mr. Cruncleton. On March 22, 2006, the Bank amended and restated the split dollar agreement. The agreement, as amended and restated, provides that the Bank will be the beneficiary of the net death proceeds (the net cash surrender value of the policy on February 1, 1996 plus the total premiums paid by the Bank since that date) under any life insurance policy insuring Mr. Cruncleton's life; however, Mr. Cruncleton has the right to designate the beneficiary of the death proceeds in excess of the net death proceeds. The Bank is required to give Mr. Cruncleton the option to purchase the policy before selling, surrendering, terminating or transferring ownership of the policy. Upon termination of Mr. Cruncleton's employment following a change of control of the Company or the Bank, the bank is required to maintain the policy in full force and effect; however, the Bank may replace the policy with comparable insurance. Mr. Cruncleton can assign his interest in the policy to any person, entity or trust. The Bank can amend or terminate the agreement at any time prior to a change of control of the Company or the Bank; however, following such change of control, the agreement may be amended or terminated only by a written agreement signed by the Bank and Mr. Cruncleton. See "Change of Control Provision in Certain Agreements" below.

Agreements with Mr. Schaefer

Effective December 29, 2000, the Company and the Bank entered into a salary continuation agreement with Terry W. Schaefer. Generally, upon the termination of Mr. Schaefer's employment for any reason (other than death) after age 65, the agreement entitles Mr. Schaefer to an annual retirement payment of $153,200 per year for 15 years. Mr. Schaefer generally is also entitled to this benefit if his employment terminates (except by death, disability or retirement) or at any time following a change of control of either the Company or the Bank. See "Change of Control Provision in Certain Agreements" below. If Mr. Schaefer's employment is terminated (except by death, disability, for cause or in the event of a change of control) at any time before age 65, Mr. Schaefer is entitled to an annual benefit payment for 15 years beginning after age 65. The amount of this early termination benefit depends on the year of termination, ranges between $8,548 and $153,200, and is determined by calculating a fixed annuity payable in 15 annual installments, crediting interest on the unpaid accrued balance at an annual rate, compounded monthly. Mr. Schaefer is entitled to the same benefit if his employment is terminated by disability before age 65, except the payments begin immediately. If he dies while employed, his beneficiary is entitled to a lump sum payment the amount of which depends on the year of death and ranges between $70,228 and $1,258,709. If he dies after his employment terminates or after benefit payments have otherwise commenced, generally Mr. Schaefer's beneficiary is entitled to receipt of the benefits otherwise payable. Mr. Schaefer generally is not entitled to any benefits under the agreement if his employment terminates for cause (as defined in the agreement), if he competes (as defined in the agreement) with the Company within three years after the termination of his employment (except in the case of a change of control), and in other circumstances. Benefits payable under the agreement are capped to the extent that payments under the agreement would result in the imposition of an excise tax payable under the excess parachute rules of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Further, no payments will be made under the agreement if such payment would constitute a prohibited golden parachute payment or any other prohibited payment under applicable regulatory law, rule or regulation.

Also effective December 29, 2000, the Bank entered into a split dollar insurance agreement with Mr. Schaefer. The agreement generally provides that the Bank will pay the premiums on a life insurance policy covering the life of Mr. Schaefer and that Mr. Schaefer's beneficiaries will be entitled to a portion of the proceeds payable upon his death depending on the year of his death and ranging between $500,000 and $1,000,000. The Bank will be entitled to the remainder of the insurance proceeds, which is projected to be an amount sufficient to recover all of its costs associated with the split dollar insurance and the salary continuation agreements with Mr. Schaefer. However, Mr. Schaefer generally is not entitled to any payments under the agreement if his employment terminates prior to age 65 (other than in the event of a change of control of either the Company or the Bank). See "Change of Control Provision in Certain Agreements" below.

Agreements with Mr. Bone

Effective January 1, 2003, the Company and the Bank entered into a salary continuation agreement with Bruce A. Bone. The agreement provides for up to 15 years of payments, generally in monthly installments, to Mr. Bone depending on the circumstances of the termination of his employment with us. Under the agreement, Mr. Bone (or his beneficiary) would be entitled to a normal retirement annual benefit of $71,933 if his employment terminates after the age of 65 (for reasons other than death), his employment terminates at any time following a change of control of either the Company or the Bank, or he dies while in active service to us, in which case payments would commence the next month. See "Change of Control Provision in Certain Agreements" below. Mr. Bone would be entitled to a lesser annual benefit, beginning after five years of employment, in the range of $3,158 to $71,933, depending on the year of termination, with payments commencing the month following the termination if his employment terminates before age 65 (other than by reason of death, disability, termination for "cause," or upon a change of control) or his employment terminates because of disability prior to age 65. This early termination benefit is determined by calculating a fixed annuity payable in 15 annual installments, crediting interest on the unpaid accrued balance at an annual rate, compounded monthly. If Mr. Bone is entitled to benefits under the agreement but dies before receiving any benefits, his beneficiaries would be entitled to the same benefits as would otherwise be payable, commencing upon his death. In addition, Mr. Bone is not entitled to any payments under the agreement if his employment is terminated by us for cause, he generally competes with us, subject to exceptions, in any capacity, on behalf of any enterprise conducted within 10 miles of our principal place of business within three years of his termination, without our prior written consent or if he has made any material misstatement of fact on any application for life insurance purchased by us. Benefits payable under the agreement are capped to the extent that payments under the agreement would result in the imposition of an excise tax payable under the excess parachute rules of Section 280G of the Code. Further, no payments will be made under the agreement if such payment would constitute a prohibited golden parachute payment or any other prohibited payment under applicable regulatory law, rule or regulation.

Effective December 12, 2000, the Bank entered into a split dollar insurance agreement with Mr. Bone. The agreement provides that the Bank will be the beneficiary under any life insurance policy insuring Mr. Bone's life; however, Mr. Bone has the right to designate the beneficiary of $250,000 of death proceeds from the policy, provided that his employment is not terminated prior to age 65 and provided that such amount does not exceed the net death proceeds under the policy. The Bank is required to give Mr. Bone the option to purchase the policy before selling, surrendering or transferring ownership of the policy. Upon termination of Mr. Bone's employment following a change of control of the Company or the Bank, the Bank is required to maintain the policy in full force and effect; however, the Bank may replace the policy with comparable insurance. See "Change of Control Provision in Certain Agreements" below. The agreement automatically terminates upon Mr. Bone's termination for any reason prior to his 65th birthday.

Agreements with Mr. Holdener

Effective September 30, 2004, the Company and the Bank entered into a salary continuation agreement with Anthony T. Holdener, Jr. The agreement provides for up to 15 years of payments, generally in monthly installments, to Mr. Holdener depending on the circumstances of the termination of his employment with us. Under the agreement, Mr. Holdener (or his beneficiary) would be entitled to a normal retirement annual benefit of $38,824 if his employment terminates after the age of 65 (for reasons other than death), his employment terminates at any time following a change of control of either the Company or the Bank, or he dies while in active service to us, in which case payments would commence the next month. See "Change of Control Provision in Certain Agreements" below. Mr. Holdener would be entitled to a lesser annual benefit, beginning after five years of employment, in the range of $3,533 to $38,824, depending on the year of termination, with payments commencing the month following the termination if his employment terminates before age 65 (other than by reason of death, disability, termination for "cause," or upon a change of control) or his employment terminates because of disability prior to age 65. This early termination benefit is determined by calculating a fixed annuity payable in 15 annual installments, crediting interest on the unpaid accrued balance at an annual rate, compounded monthly. If Mr. Holdener is entitled to benefits under the agreement but dies before receiving any benefits, his beneficiaries would be entitled to the same benefits as would otherwise be payable, commencing upon his death. In addition, Mr. Holdener is not entitled to any payments under the agreement if his employment is terminated by us for cause, he generally competes with us, subject to exceptions, in any capacity, on behalf of any enterprise conducted within 10 miles of our principal place of business within three years of his termination, without our prior written consent or if he has made any material misstatement of fact on any application for life insurance purchased by us. Benefits payable under the agreement are capped to the extent that payments under the agreement would result in the imposition of an excise tax payable under the excess parachute rules of Section 280G of the Code. Further, no payments will be made under the agreement if such payment would constitute a prohibited golden parachute payment or any other prohibited payment under applicable regulatory law, rule or regulation.

Also effective September 30, 2004, the Bank entered into a split dollar insurance agreement with Mr. Holdener. The agreement provides that the Bank will be the beneficiary under any life insurance policy insuring Mr. Holdener's life; however, Mr. Holdener has the right to designate the beneficiary of $150,000 of death proceeds from the policy, provided that his employment is not terminated prior to age 65 and that such amount does not exceed the net death proceeds under the policy. The Bank is required to give Mr. Holdener the option to purchase the policy before selling, surrendering or transferring ownership of the policy. Upon termination of Mr. Holdener's employment following a change of control of the Company or the Bank, the Bank is required to maintain the policy in full force and effect; however, the Bank may replace the policy with comparable insurance. See "Change of Control Provision in Certain Agreements" below.

The agreement automatically terminates upon Mr. Holdener's termination for any reason prior to his 65th birthday.

Agreements with Ms. Hettenhausen

Effective January 1, 2003, the Company and the Bank entered into a salary continuation agreement with Bonnie M. Hettenhausen. The agreement provides for up to 15 years of payments, generally in monthly installments, to Ms. Hettenhausen depending on the circumstances of the termination of her employment with us. Under the agreement, Ms. Hettenhausen (or her beneficiary) would be entitled to a normal retirement annual benefit of $29,597 if her employment terminates after the age of 65 (for reasons other than death), her employment terminates at any time following a change of control of either the Company or the Bank, or she dies while in active service to us, in which case payments would commence the next month. See "Change of Control Provision in Certain Agreements" below. Ms. Hettenhausen would be entitled to a lesser annual benefit, beginning after five years of employment, in the range of $5,137 to $29,597, depending on the year of termination, with payments commencing the month following the termination if her employment terminates before age 65 (other than by reason of death, disability, termination for "cause," or upon a change of control) or her employment terminates because of disability prior to age 65. This early termination benefit is determined by calculating a fixed annuity payable in 15 annual installments, crediting interest on the unpaid accrued balance at an annual rate, compounded monthly. If Ms. Hettenhausen is entitled to benefits under the agreement but dies before receiving any benefits, her beneficiaries would be entitled to the same benefits as would otherwise be payable, commencing upon her death. In addition, Ms. Hettenhausen is not entitled to any payments under the agreement if her employment is terminated by us for cause, she generally competes with us, subject to exceptions, in any capacity, on behalf of any enterprise conducted within 10 miles of our principal place of business within three years of her termination, without our prior written consent or if she has made any material misstatement of fact on any application for life insurance purchased by us. Benefits payable under the agreement are capped to the extent that payments under the agreement would result in the imposition of an excise tax payable under the excess parachute rules of Section 280G of the Code. Further, no payments will be made under the agreement if such payment would constitute a prohibited golden parachute payment or any other prohibited payment under applicable regulatory law, rule or regulation.

Effective December 12, 2000, the Bank entered into a split dollar insurance agreement with Ms. Hettenhausen. The agreement provides that the Bank will be the beneficiary under any life insurance policy insuring Ms. Hettenhausen's life; however, Ms. Hettenhausen has the right to designate the beneficiary of $150,000 of death proceeds from the policy, provided that her employment is not terminated prior to age 65 and that such amount does not exceed the net death proceeds under the policy. The Bank is required to give Ms. Hettenhausen the option to purchase the policy before selling, surrendering or transferring ownership of the policy. Upon termination of Ms. Hettenhausen's employment following a change of control of the Company or the Bank, the Bank is required to maintain the policy in full force and effect; however, the Bank may replace the policy with comparable insurance. See "Change of Control Provision in Certain Agreements" below. The agreement automatically terminates upon Ms. Hettenhausen's termination for any reason prior to her 65th birthday.

Change of Control Provision in Certain Agreements

Under the Split Dollar and Salary Continuation Agreements with Mr. Schaefer, Mr. Bone and Mr. Holdener and Ms. Hettenhausen and the Split Dollar Agreement with Mr. Cruncleton, the term "change of control" is generally defined to include the following:

     - a merger, consolidation or other reorganization of either the Company or the Bank, if the percentage of the voting common stock of the surviving or resulting entity held by all shareholders of the Company or the Bank immediately prior to such merger, consolidation or reorganization is less than 50.1% of the total voting common stock of the surviving or resulting entity outstanding immediately after the merger, consolidation or reorganization, after giving effect to any additional issuance of voting common stock contemplated by the plan of merger, consolidation or reorganization;

     - any time during a two-year period in which the directors of either the Company or the Bank cease to constitute a majority thereof, unless the shareholders elect or nominate a new director during that two-year period approved by at least two-thirds of the current directors who were in office at the beginning of such two-year period;

     - a sale, lease, exchanges or transfer of all or substantially all of the assets of the Company or the Bank to another entity not owned by the Company or the Bank; or

     -    the liquidation or dissolution of the Company or the Bank.

REPORT OF THE AUDIT COMMITTEE

The audit committee is comprised of Messrs. Allison, Embry, Haydon, Kurrus III, Szewczyk and Weeke, six directors who are not officers or employees of the Company. The audit committee reviews West Pointe's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the audit committee has:

     (1) Reviewed and discussed the audited financial statements contained in the 2005 Annual Report on SEC Form 10-K with West Pointe's management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     (2) Discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, as the same was in effect on the date of the Company's financial statements.

     (3) Received the written disclosures and letters from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, as the same was in effect on the date of the Company's financial statements, and discussed with the independent registered public accounting firm the firm's independence from West Pointe and its management.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in West Pointe's Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the SEC.

                                                                 AUDIT COMMITTEE
                                                              William C. Allison
                                                                  David G. Embry
                                                                  Jack B. Haydon
                                                           Charles G. Kurrus III
                                                              Edward J. Szewczyk
                                                                  Wayne W. Weeke
                                                                  March 22, 2006

FEES PAID TO CROWE CHIZEK

The following table sets forth information regarding fees for services provided by Crowe Chizek for the fiscal years ended December 31, 2005 and December 31, 2004.

       SERVICES         2005 FEES   2004 FEES
       --------         ---------   ---------
Audit Fees (1)           $ 89,200    $ 79,100
Audit-Related Fees(2)      29,190       9,740
Tax Fees (3)               11,190      18,920
All Other Fees                 --          --
                         --------    --------
Total                    $129,590    $107,760
                         ========    ========

----------
(1) The amounts consist of professional services rendered for the audit of our annual financial statements, review of the financial statements included in the Company's quarterly reports on Form 10-Q and, in 2005, review of the Company's registration statements and related consent.

(2) The amounts consist of accounting-related consulting fees and the required audit of the Company's 401(k) Plan.

(3) The 2005 amount consists of $7,600 for the preparation of tax returns and $3,590 for tax consulting services. The 2004 amount consists of $13,050 for the preparation of tax returns (including several amended returns) and $5,870 for tax consulting services.

The full audit committee approves in advance audit services and any permitted non-audit services to be performed by the independent registered public accounting firm. Pursuant to the Company's Audit Committee Charter, the audit committee has the power to delegate to one or more members of the audit committee the authority to grant pre-approvals for auditing and allowable non-auditing services. During the fiscal year ended December 31, 2005, all services performed by the firm were pre-approved by the audit committee.

The audit committee considers Crowe Chizek's provisions of non-audit services compatible with it maintaining its independence. Crowe Chizek representatives are not expected to be present at the meeting and therefore are not expected to be available to respond to appropriate questions or make a statement.

CERTAIN OTHER INFORMATION REGARDING MANAGEMENT

TRANSACTIONS AND RELATIONSHIPS; INDEBTEDNESS OF MANAGEMENT

Other than services provided by the Bank as a bank depository of funds and loans made in the ordinary course of business, all of which were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers as required by banking regulations, and did not involve more than the normal risk of collectibility or present other unfavorable features, neither the Company nor the Bank has entered into and is not currently engaged in any transactions with any directors or executive officers of the Company or the Bank, or relatives of the foregoing persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The entire Board of Directors of the Company, including Harry E. Cruncleton, Chairman of the Board, and Terry W. Schaefer, President and Chief Executive Officer of the Company, acts on compensation matters. However, Messrs. Cruncleton and Schaefer recuse themselves from decisions regarding their own compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires all Company executive officers, directors, and persons owning more than 10% of any registered class of Company stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by the Company and on written representations by reporting persons, the Company believes that during the 2005 fiscal year all reporting persons complied with these reporting requirements.

GENERAL INFORMATION

Board Policies Regarding Communications with the Board of Directors.

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Corporate Secretary, 5701 West Main Street, Belleville, Illinois 62226. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Shareholder Proposals Included in Proxy Statement.

For inclusion in the Company's proxy statement and form of proxy, any proposals shareholders intend to have presented at the 2007 Annual Meeting of Shareholders must be received by November 29, 2006, which is no less than 120 calendar days before the day of the year that the prior year's proxy statement was released to shareholders. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Shareholder Proposals Not Included in Proxy Statement.

Under our Articles of Incorporation, to nominate one or more directors and/or propose proper business from the floor for consideration at the 2007 Annual Meeting of Shareholders, other than by inclusion in the proxy statement and form of proxy pursuant to the preceding paragraph, shareholders must provide written notice. In general, such notice should be delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary at the Company's address not earlier than 60 days prior to such meeting, and not later than 30 days prior to such meeting. However, if less than 31 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the 10th day following the day of which notice was mailed to shareholders. These time limits are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

Each notice given by a shareholder with respect to nominations for election of directors must set forth (i) the name, age, business address, and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and (iv) such other information as required in a proxy statement soliciting proxies under Regulation 14A of the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. Also, the shareholder providing such notice must provide his or her name and address, the class and number of shares of the Company which are beneficially owned by the shareholder and any other such information reasonably requested by the Company.

Each notice given by a shareholder to the Corporate Secretary with respect to business proposals to bring before a meeting shall set forth in writing: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

Other Information.

The Board of Directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unwilling or unable to serve as a director.

The Company will bear the expense of preparing, printing, and mailing this proxy material, as well as the cost of any required solicitation. A few officers and regular employees will participate in the solicitation, without additional compensation.

You are urged to mark, sign, date, and return your proxy promptly. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

                                        J. E. CRUNCLETON
                                        Corporate Secretary

March 29, 2006

                        (WEST POINTE BANCORP, INC. LOGO)

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                PLEASE COMPLETE, DATE, SIGN AND MAIL THE DETACHED
              PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                             DETACH PROXY CARD HERE
                          (CONTINUED FROM OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE BUT THE PROXY IS
SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ON
THE REVERSE SIDE.

V A
O B
T O
E V
R E

C N
O A
N M
T E
R
O H
L E
  R
N E
U
M
B
E
R                                                                                           (WEST POINTE BANCORP, INC. LOGO)

                                                                                   If you personally plan to attend the Annual
                                        Signed                                     Meeting of Shareholders, please check the box
                                               ---------------------------------   below and list names of attendees on reverse
                                                                                   side.

                                               ---------------------------------   Return this stub in the enclosed envelope with
                                                                                   your completed proxy card.

                                        Date                     , 2006            I/We do plan to attend the Date 2006 meeting. [ ]
                                             --------------------

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.

                                 REVOCABLE PROXY

                                 REVOCABLE PROXY

       This Proxy is solicited on behalf of the Board of Directors of West
                              Pointe Bancorp, Inc.

                                                                                             PLEASE LIST
The undersigned shareholder(s) hereby appoint(s) Harry E. Cruncleton and Bruce     NAMES OF PERSONS ATTENDING:
A. Bone to serve as proxies for the undersigned, with full power of
substitution, to act and to vote all of the common stock of West Pointe Bancorp,   ___________________________
Inc. that the undersigned would be entitled to vote if personally present at the
Annual Meeting of Shareholders to be held at St. Clair Country Club, South 78th    ___________________________
Street, Belleville, IL., on Wednesday, April 19, 2006 at 9:30 a.m., or at any
adjournment or adjournments thereof. The proxies are directed to vote as           ___________________________
instructed on the matter set forth on this card and all other matters at their
discretion which may properly come before the meeting. The matter listed below     ___________________________
was proposed by the Company. The undersigned acknowledges that he/she has
received a copy of the Notice of Annual Meeting and Proxy Statement.               ___________________________

1. To elect the following as directors to serve on the Board of Directors, each for a three year term until their respective successors are elected and qualified.

                                WITHHOLD
                         FOR   AUTHORITY
                         ---   ---------
01. Terry W. Schaefer    [ ]      [ ]
02. Edward J. Szewczyk   [ ]      [ ]
03. Wayne W. Weeke       [ ]      [ ]

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A
SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.